Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1/A, of our report dated March 30 2016, of Kraig Biocraft Laboratories, Inc. relating to the financial statements as of December 31, 2015 and 2014 and for the years then ended, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas

May 27, 2016